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                                                                       Exhibit 5


                        SQUIRE, SANDERS & DEMPSEY L.L.P.
                                 4900 Key Tower
                                127 Public Square
                           Cleveland, Ohio 44114-1304
                            Telephone: (216) 479-8500
                               Fax: (216) 861-4929


September 3, 2002

First Citizens Banc Corp
100 East Water Street
Sandusky, Ohio 44870

Ladies and Gentlemen:

         We have acted as counsel for First Citizens Banc Corp ("First Citizens Banc") in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 225,000 Common Shares of Beneficial Interest, no par value, of First Citizens Banc (the "Shares"), issuable upon the exercise of options granted and to be granted pursuant to the First Citizens Banc Corp 2000 Stock Option and Stock Appreciation Rights Plan (the "Plan").

         We have reviewed the Registration Statement and the Plan and have examined such other documents, and considered such matters of law, as we have deemed necessary or appropriate for purposes of this opinion. We also have reviewed certificates of public officials and officers of First Citizens Banc and have relied upon such certificates as to the various factual matters contained in the certificates. We have assumed the genuineness of all signatures on all documents reviewed by us, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies. We also have assumed there will be a sufficient number of authorized Shares available at the time of issuance of Shares upon the exercise of options granted under the Plan.

         Based upon the foregoing, we are of the opinion that, when issued in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations under such Act.

                                           Respectfully submitted,

                                           /s/ Squire, Sanders & Dempsey L.L.P.